Exhibit 3.3

SOSID: 0411964
Date Filed: 11/17/2004 3:22:00 PM
Elaine F. Marshall
North Carolina Secretary of State
C200432200221

State of North Carolina
Department of the Secretary of State

ARTICLES OF AMENDMENT
BUSINESS CORPORATION

Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

1. The name of the corporation is: ABC Realty Co.

2. The text of each amendment adopted is as follows (*State below or attach*):

   An Amendment to Article 1 of the Articles of Incorporation, as follows: "The name of the Corporation is China Education Alliance, Inc."

   An Amendment to Article 2 of the Articles of Incorporation, as follow: "The total number of shares of capital stock which the Corporation shall have authority to issue is 150,000,000 shares of Common Stock, $.001 par value.

3. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:

4. The date of adoption of each amendment was as follows: Each Amendment was adopted on November 11, 2004

5. (Check either a, b, c, or d, whichever is applicable)

   a.____ The amendment(s) was (were) duly adopted by the incorporators prior to the issuance of shares.
   b.____ The amendment(s) was (were) duly adopted by the board of directors prior to the issuance of shares.
   c.____ The amendment(s) was (were) duly adopted by the board of directors without shareholder action as shareholder action was not required because (*set forth a brief explanation of why shareholder action was not required.*)

   d.__X__ The amendment(s) was (were) approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

6. These articles will be effective upon filing, unless a delayed time and date is specified:

____

____

This the 15th day of November, 2004

ABC Realty Co.
Name of Corporation

Signature

Karol Kapinos, Vice President and Director
Type or Print Name and Title

NOTES:
1. Filing fee is $50. This document must be filed with the Secretary of State.